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                                                                  Exhibit (i)1.1

                                  Law Offices
                     Stradley, Ronon, Stevens & Young, LLP
                              1810 Gateway Drive
                          San Mateo, California 94404

Direct Dial:  (650) 377-1601

                               October 18, 2000

Frank Russell Investment Company
909 A Street
Tacoma, Washington 98402

                     Re: Frank Russell Investment Company

Ladies and Gentlemen:

We have previously executed an opinion with respect to the legality of the issuance of shares of the Trust. We hereby consent to the continued use of that opinion as an exhibit to the Registration Statement of the Trust, covering registration of the shares of the Trust under the Securities Act of 1933, as amended, and we further consent to any reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                               Very truly yours,


                           STRADLEY, RONON, STEVENS & YOUNG, LLP
                      BY:  /s/ DEBORAH R. GATZEK
                           Deborah R. Gatzek, a Partner